THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

$260,000	February 1, 2010
San Juan Capistrano, California

For Value Received, Pinnacle Energy Corp., a Nevada corporation (“Issuer”), hereby promises to pay to the order of Santa Anita Co., LLC, a California limited liability company, or its assigns (“Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Sixty Thousand Dollars ($260,000), due and payable on the dates and in the manner set forth below.

This Convertible Promissory Note (this “Note”) is being issued in exchange for that certain Promissory Note, dated March 12, 2009, issued by Harbin Aerospace, LLC, which is hereby being surrendered by Holder to Issuer and cancelled.

1.           Interest Rate.  No interest will be payable or accrue on the outstanding principal amount of this Note.

2.           Place of Payments.  All amounts payable under this Note shall be payable to Holder at 2468 Huntington Drive, San Marino, CA  91108, unless another place of payment shall be specified in writing by Holder to Issuer.

3.           Maturity.  The entire outstanding principal amount and all unpaid accrued interest shall become fully due and payable on March 12, 2011 (the “Maturity Date”).

4.           Conversion Option.

(a)          Exercise.  At the option of Holder, exercisable by written notice from Holder to Issuer at any time on or before the Maturity Date (the “Conversion Notice”), this Note may be converted, in whole but not in part, by Holder into a number of shares of common stock of Issuer (the “Conversion Shares”) equal to (x) the outstanding principal amount of the Note, divided by (y) $0.25 (the “Conversion Price”).

(b)          Adjustment to Conversion Price.  In case at any time, or from time to time, the Issuer shall: (i) take a record of the holders of its common stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock; (ii) subdivide its outstanding shares of common stock into a larger number of shares of common stock; (iii) combine its outstanding shares of common stock into a smaller number of shares of common stock; or (iv) issue by reclassification or recapitalization of its common stock any other class or series of shares of the Issuer, then the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder shall be entitled to receive the number and kind of shares which the Holder would have owned or have been entitled to receive had the Note been converted immediately prior to such time.  Such adjustment shall be made each time any event listed above shall occur.

(c)          Merger.  In case the Issuer shall merge with or consolidate into another entity, or shall sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity and, pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock or other securities, property or assets of the successor or acquiring entity or an affiliate thereof or cash are to be received by or distributed to the holders of common stock of the Issuer, then Holder shall have the right thereafter to receive, upon conversion of the Note, the number of shares of common stock or other securities, property or assets of the successor or acquiring entity or affiliate thereof or cash receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of common stock determined by the Conversion Price immediately prior to such event.  The foregoing provisions shall similarly apply to successive mergers, consolidations or dispositions of assets.

(d)          Certificates.  As promptly as practicable following the delivery of the Conversion Notice, the Issuer shall issue and deliver to Holder a certificate or certificates for the number of shares of common stock to which Holder is entitled.

(e)           Common Stock Reserve.  The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of this Note, the full number of shares of common stock then deliverable upon the conversion of this Note.  All shares of common stock which shall be so issuable shall, when issued upon conversion, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(f)           Notice of Adjustment.  Whenever the Conversion Price shall be adjusted pursuant to this Section 4, the Issuer shall promptly obtain a certificate signed by the Chief Financial Officer of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the re-calculated Conversion Price.  The Issuer shall promptly cause a signed copy of such certificate to be delivered to Holder.

5.           Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)           Issuer fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable;

(b)           Issuer fails to observe or perform any other covenant or agreement contained in this Note (other than those covered by clause (a) above) and fails to cure the same within twenty (20) days after written notice thereof has been given to Issuer by any Holder;

(c)           Issuer files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)           An involuntary petition is filed against Issuer (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Issuer.

Upon the occurrence of an Event of Default hereunder, Holder may exercise any right or remedy available at law or in equity, including, without limitation: (i) declare all unpaid principal, accrued interest and other amounts owing hereunder to be immediately due, payable and collectible by Holder pursuant to applicable law; (ii) exercise the conversion option set forth in Section 4 above; or (iii) obtain specific performance.

6.           Prepayment.  Issuer may prepay this Note, in whole of in part, at any time prior to the Maturity Date without penalty.

7.           Waiver.  Issuer waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and, in the event of the occurrence of an Event of Default hereunder, shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

8.           Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Cailfornia, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9.           Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Issuer and shall extend to any holder hereof.

10.         Amendment and Waiver.  Any term of this Note may only be amended or waived with the written consent of the Issuer and Holder.

Pinnacle energy Corp.

By:
Title:

Acknowledged and agreed by:

Santa Anita Co., LLC

By:
Title: